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                                                                   Attachment C

                Consent of Independent Certified Public Accountants

Board of Directors
The Travelers Insurance Company

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/KPMG LLP
Hartford, Connecticut
April 18, 2000